Exhibit 25-B

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                           --------------------------


                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


   New York                                         13-5160382
   (State of incorporation                          (I.R.S. employer
   if not a U.S. national bank)                     identification no.)

   One Wall Street, New York, N.Y.                  10286
   (Address of principal executive offices)         (Zip code)

                            -------------------------


                              MET-ED CAPITAL TRUST
               (Exact name of obligor as specified in its charter)

Delaware                                            Applied for
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification no.)

The Bank of New York (Delaware)
White Clay Center, Route 273
Newark, Delaware                                    19711
(Address of principal executive offices)            (Zip code)

                           --------------------------

                                Trust Securities
                       Title of the indenture securities)

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

       -----------------------------------------------------------------

                           Name                          Address
       -----------------------------------------------------------------

         Superintendent of Banks of         2 Rector Street, New York, N.Y.
         the State of New York              10006, and Albany, N.Y. 12203

         Federal Reserve Bank of            33 Liberty Plaza, New York,
         New York                           N.Y.  10045

         Federal Deposit Insurance          Washington, D.C.  20429
         Corporation

         New York Clearing House            New York, New York   10005
         Association

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 with Registration Statement No. 33-6215, Exhibits 1a and 1b to T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 Form T-1 filed with Registration Statement No. 33-29637.)

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         4.       A copy of the existing  By-laws of the Trustee.  (Exhibit 4 to
                  Form T-1 filed with Registration Statement No. 33-31019.)


         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published to law or to the requirements of its supervising or examining.

                                    SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has caused this statement of eligibility to be signed on its behalf by the, thereunto duly authorized, all in The City of New York, and State of York, on the 2nd day of September, 1998.


                                        THE BANK OF NEW YORK


                                        By:  /s/ROBERT A. MASSIMILLO
                                             -----------------------
                                                 Name:  ROBERT A. MASSIMILLO
                                                 Title: Assistant Vice President

                                                                      Exhibit 7
                                                                      ---------

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286
                And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions the Federal Reserve Act.
                                                                Dollar Amounts
ASSETS                                                            Thousands

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
      currency and coin                                         $ 6,397,993
   Interest-bearing balances                                      1,138,362
Securities:
   Held-to-maturity securities                                    1,062,074
   Available-for-sale securities                                  4,167,240
Federal funds sold and Securities
   purchased under agreements to  resell                            391,650
Loans and lease financing  receivables:
   Loans and leases, net of
   unearned income                                               36,538,242
LESS: Allowance for loan and lease losses                           631,725
LESS: Allocated transfer risk  reserve                                    0
Loans and leases, net of
   unearned income, allowance, and reserve                       35,906,517
Assets held in trading accounts                                   2,145,149
Premises and fixed assets
   (including  capitalized leases)                                  663,928
Other real estate owned                                              10,895
Investments in unconsolidated  subsidiaries
   and associated companies                                         237,991
Customers' liability to this bank
on  acceptances outstanding                                         992,747
Intangible assets                                                 1,072,517
Other assets                                                      1,643,173
                                                                  ---------
Total assets                                                    $55,830,236
                                                                ===========

LIABILITIES

Deposits:
   In domestic offices                                          $24,849,054
   Noninterest-bearing                                           10,011,422
   Interest-bearing                                              14,837,632
   In foreign offices, Edge and
   Agreement subsidiaries, and IBFs                              15,319,002
   Noninterest-bearing                                              707,820
   Interest-bearing                                              14,611,182
Federal funds purchased and Securities
   sold under agreements to repurchase                            1,906,066
Demand notes issued to the U.S.
Treasury                                                            215,985
Trading liabilities                                               1,591,288
Other borrowed money:
   With remaining maturity of one year or less                    1,991,119
   With remaining maturity of more than
      one year through three years                                        0
   With remaining maturity of more than
     three years                                                     25,574
Bank's liability on acceptances exe-
   cuted and outstanding                                            998,145
Subordinated notes and debentures                                 1,314,000
Other liabilities                                                 2,421,281
                                                                  ---------
Total liabilities                                                50,631,514
                                                                 ==========
EQUITY CAPITAL
Common stock                                                      1,135,284
Surplus                                                             731,319
Undivided profits and capital reserves                            3,328,050
Net unrealized holding gains (losses) on
   available-for-sale securities                                     40,198
Cumulative foreign currency transla-
   tion adjustments                                              (   36,129)
                                                                -----------
Total equity capital                                             5,198,722
                                                                  ---------
Total liabilities and equity capital                            $55,830,236
                                                                 ==========

                I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of has been prepared in conformance with the instructions by the Board of Governors of the Federal Reserve System and true to the best of my knowledge and belief.
                                                              Robert E. Keilman

                We, the undersigned directors, attest to the correctness of this of Condition and declare that it has been examined by us and the best of our knowledge and belief has been prepared in with the instructions issued by the Board of Governors the Federal Reserve System and is true and correct.
                Thomas A. Renyi      }
                Alan R. Griffith     } Directors
                J. Carter Bacot      }